EXHIBIT 99.1

Great Basin Announces Q1 Revenues and Customer Acquisition Results
Company sees 59.4% growth in revenue, and 119.8% customer growth year-over-year; will provide customer acquisition targets and 2016-2017 product roadmap on Business Update Call later today

Salt Lake City, April 14, 2016 - Great Basin Scientific, Inc. (Nasdaq: GBSN), a molecular diagnostics company, today reported preliminary revenue results for the first quarter 2016. For the first quarter 2016, revenue was $731,422, an increase of 59.4% over the first quarter of 2015. The Company also reported that its customer base of revenue generating customers grew to 222 as of March 31, 2016, an increase of 119.8% over first quarter last year. The company will provide guidance for the 2016-2017 customer acquisition targets and menu expansion on a call later today.

“We are extremely pleased with the Company’s execution over the last 12 months, including our ability to significantly grow our customer base, develop and launch new tests, and the accelerating growth in our revenues,” said Ryan Ashton, Co-founder and Chief Executive Officer of Great Basin. “We’re committed to building on this momentum in 2016, by advancing the development of new molecular tests and panels that will differentiate our platform and increase potential revenue per customer. We remain dedicated to executing on the fundamentals that will serve both our target market and our stockholders, and look forward to sharing these plans during our Business Update call this afternoon.”

Great Basin invites all interested parties to join the call by dialing 877-407-0789. The call will also be broadcast live over the internet and can be accessed on the Investor Relations section of the Company's website at www.gbscience.com.

About Great Basin Scientific
Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company's vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease.

Forward-Looking Statements
This press release includes forward-looking statement regarding events, trends and business prospects, which may affect our future operating results and financial position, including statements regarding the Company’s anticipated revenues and customer acquisitions, the Company accelerating its ability to develop and launch the tests and panels, that such tests and panels will differentiate the Company’s solution offering and other similar statements. Forward-looking statements involve risk and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risk and uncertainties include, but are not limited to: (i) our limited operating history and history or losses; (ii) our ability to develop and commercialize new products and the timing of commercialization; (iii) our ability to obtain capital when needed; and (iv) other risks set forth in the Company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2015.  These forward-looking statements speak only as of the date hereof and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

Media Contact:
Kate Ottavio Kent
ICR
203.682.8276
Kate.Ottavio-Kent@icrinc.com

Investor Relations Contacts:
Scott Gordon
CorProminence
516.222.2560
gbinfo@corprominence.com

David Clair
ICR
646.277.1266
David.Clair@icrinc.com

###